Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-42308



PROSPECTUS SUPPLEMENT DATED November 9, 2000

(To Prospectus filed on August 25, 2000)


                                PMC-SIERRA, INC.



                                   PROSPECTUS

                        1,214,934 Shares of Common Stock


         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 4 of the Prospectus is hereby amended to reflect the following additions and changes.


                                                               Shares to be
                                                              Offered for the
              Selling Stockholders                          Selling Stockholder
-------------------------------------------------           -------------------
N. Damodar Reddy                                                 3,406

C.N. Reddy                                                       3,406

V.R. Ranganath                                                   3,406

Bradley Perkins                                                    216

David Eichler                                                      145

Roger Blakley Jr.                                                  942

Stanley W. Sokoloff, TTEE                                          942

Norman Zafman                                                      942

Edwin H. Taylor C/F Lisa Wieser UTMA/CA                            100

Edwin H. Taylor C/F Jacob Fredrickson UTMA/CA                      100

James W. Daniel                                                    250

Kevin Kennedy                                                      100

Michael A. Bernadicou                                              236

Dan DeVos                                                          706